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                                                                   Exhibit 24.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to incorporation by reference in Registration Statements (S-8, Nos. 33-22590, 33-41960 and 33-59527) relating to the 1986 Incentive Stock Option Plan; Registration Statements (S-8, Nos. 33-71090 and 33-59519) relating to the 1991 Non-qualified Stock Option Plan; and Registration Statement (S-8, No. 333-38475) relating to the 1997 Stock Option Plan of our report dated March 24, 1999, with respect to the financial statements of America's Car-Mart, Inc. for the three years ended May 31, 1998, included in Crown Group, Inc.'s filing on Form 8-K/A (Amendment No. 1) dated March 31, 1999, filed with the Securities and Exchange Commission.





                                                       Ernst & Young LLP
March 30, 1999
Little Rock, Arkansas